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Exhibit 10.12

        PLACEMENT AGENT AGREEMENT

        THIS PLACEMENT AGENT AGREEMENT is made and entered into as of this 23 day of September, 2003, by and between Park Capital Securities, LLC with an office at 216 East 45th Street, 9TH Floor, New York, NY 10017 ("Park Capital"), vFinance, Inc. with an office at 3010 North Military Trail, Suite 300, Boca Raton, FL 33431 ("vFinance") and Isonics Corporation with an office at 5906 McIntyre Street, Golden, CO 80403 (the "Company"). Park Capital and vFinance are collectively referred to as "Placement Agents".

        WHEREAS, the proposed private placement offering (the "Offering") of the Company's securities is being made under Section 4(6) of the Securities Act of 1933, as amended (the "Act") pursuant to the terms more fully set forth on Exhibit A. This Placement Agent Agreement (the "Agreement") sets forth the mutual agreements and understandings between the Company and the Placement Agents relating to the Offering.

        NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.     The Placement Agents, NASD member broker-dealers, will introduce the Company to "accredited investors" as defined in Section 2(a)(15) of the Act and Rule 215 promulgated under the Act for the purchase of units for a minimum of $250,000 (the "Minimum Offering Amount") and a maximum of $1,200,000 (the "Maximum Offering Amount"). The units consisting of five (5) shares of Common Stock and three (3) Warrants will be offered at $4.00 per unit and will be offered and sold pursuant to the terms more fully set forth on Exhibit A, attached hereto and made a part hereof.

        2.     The sale of Securities (the "Offering") will be made in a private placement through the Placement Agents on a "best efforts" basis pursuant to a Securities Purchase Agreement and all supplements, amendments and exhibits thereto, all of which constitute an integral part thereof, in accordance with Section 4(6) of the Act and the regulations promulgated thereunder. The Placement Agents further acknowledge that in connection with the Offering, they are not authorized to, and agree not to, provide any information or make any representation to any potential purchaser of securities other than as set forth in the Securities Purchase Agreement and the related Offering documents.

        3.     At any time after receipt of subscriptions for at least the Minimum Offering Amount the Company may accept such subscriptions from each of the investors and may conduct a closing (a "Closing") (the date of any such Closing a "Closing Date"). Following receipt of the Minimum Offering Amount the Company may conduct additional Closings until such time as the Company has received up to the Maximum Offering Amount. Certificates representing shares of the Common Stock and Warrants shall be delivered to the investors no later than ten (10) calendar days after the Closing Date.

        4.     The Company agrees that following execution of the Securities Purchase Agreements, the Park Capital Investors or vFinance Investors, as the case may be, (as defined below in Section 6 hereof) shall be entitled to the registration rights described in the Securities Purchase Agreement.

        5.     The Company has paid $2,500 and has (upon breaking escrow of $250,000 in gross subscription proceeds) agreed to pay an additional $5,000 to Park Capital's counsel for all legal fees and costs of Park Capital directly and necessarily incurred in connection with the proposed Offering, including but not limited to, the costs of preparing and printing the Securities Purchase Agreement, review of any Registration Statement and amendments, post-effective amendments and supplements thereto, if any; preparing, printing and delivering all selling documents, including but not limited to this Agreement, stock and warrant certificates; blue sky fees (for New York and two additional states), filing fees and legal fees and disbursements of Park Capital's counsel. Park Capital will bear any and all other expenses it may incur in connection with this Offering ("Park's Expenses"). The Company will bear its own expenses incurred in connection with this offering, including those expenses associated with any Registration Statement and amendments, post-effective amendments and supplements thereto, if any; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus (collectively, the "Company Expenses").

        6.     (a) Upon the Closing of each investment (as defined below) in the Offering, by an investor first introduced to the Company by Park Capital (the "Park Capital Investors"), Park Capital will receive cash commissions equal to 10% of the aggregate value of such investment.

        (b)   Upon the Closing of each investment (as defined below) in the Offering, by an investor first introduced to the Company by vFinance (the "vFinance Investors"), vFinance will receive cash commissions equal to 10% of the aggregate value of such investment.

        7.     Unless required by law, any services and advice rendered by the Placement Agents pursuant to this Agreement (and the existence of this Agreement) shall not be disclosed publicly in any manner without their prior written approval and shall be treated by the Company as confidential information except as otherwise provided in paragraph 14, below. The Company shall not use the name of Park Capital or vFinance, or any officer, director, employee or shareholder thereof in any press release regarding the Offering without the express written permission of Park Capital or vFinance, as the case may be. All material non-public information given to the Placement Agents by the Company shall be treated by the Placement Agents as confidential information and shall not be used by the Placement Agents except in rendering its services pursuant to this Agreement. The Company will use its best efforts to clearly delineate to the Placement Agents any such information.

        8.     The Placement Agents reserve the right to conduct legal, business and financial due diligence of the Company to the extent that the Placement Agents, in their sole discretion, deem it necessary and appropriate.

        9.     (a) The Company agrees to indemnify each of the Placement Agents, the directors, officers, employees, shareholders, its attorneys, controlling persons under the Act, affiliates and agents thereof (each a "Placement Agent Indemnitee," together, the "Placement Agent Indemnitees"), pay on demand and protect, defend, save and hold each Placement Agent Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (and all actions in respect thereof) (including, without limitation, reasonable attorneys' fees and related expenses)

        (A)  incurred by or asserted against any Placement Agent Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of, this Agreement or the matters contemplated by this Agreement, including without limitation, (i) the engagement of the Placement Agents pursuant to this Agreement or any other related agreement, including any modifications or future additions to such engagement and related activities prior to the date hereof, (ii) any act by the Placement Agents or any Placement Agent Indemnitee taken in good faith in connection with this Agreement or the transactions contemplated therein (including, without limitation, the purchase of securities of the Company) except to the extent any such act results from the negligence or willful misconduct of the Placement Agents, (iii) a breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement, the Securities Purchase Agreement or any of the other documents utilized in connection with the Offering, (iv) the employment by the Company or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of the Company (not including any person who may be an indemnitor under paragraph 9(b), below) of any device, scheme or artifice to defraud, or the engaging by the Company or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the Offering, or (v) any untrue statement or alleged untrue statement of a material fact contained in any of the documents used in connection with or otherwise related to the Offering or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading unless as a result of the negligence or willful misconduct of the Placement Agents.

        (B)  The Company further agrees that it will not, without the prior written consent of the Placement Agents, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Placement Agents or any Placement Agent Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of the Placement Agents and each other Placement Agent Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) does not include any finding, concession, evidence or admission of any liability, wrongdoing of any nature, violation of any law, rule, regulation or the rights of any person or entity, which could be used in any way as, or deemed to be evidence of, an admission or concession that any person has or has not suffered any damage, and (iii) does not include any other term or condition that could be detrimental to, injure or adversely affect the business or reputation of a Placement Agent Indemnitee.

        (b)   Park Capital and vFinance, as may be applicable, severally and not jointly, agree to indemnify each of the Company, the directors, officers, employees, shareholders, its attorneys, controlling persons under the Act, affiliates and agents thereof (each a "Company Indemnitee," together, the "Company Indemnitees"), pay on demand and protect, defend, save and hold each Company Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (and all actions in respect thereof) (including, without limitation, reasonable attorneys' fees and related expenses)

        (A)  incurred by or asserted against any Company Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of, this Agreement or the matters contemplated by this Agreement, including without limitation, (i) any act by Park Capital or vFinance or any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Park Capital or vFinance, taken in good faith in connection with this Agreement or the transactions contemplated therein (including, without limitation, the purchase of securities of the Company) which liability results from the negligence or willful misconduct of Park Capital or vFinance or of any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Park Capital or vFinance, (ii) a breach of any representation, warranty, covenant, or agreement of Park Capital or vFinance contained in this Agreement, the Securities Purchase Agreement or any of the other documents utilized in connection with the Offering, (iii) the employment by Park Capital or vFinance or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Park Capital or vFinance of any device, scheme or artifice to defraud, or the engaging by Park Capital or vFinance or by any person affiliated, associated, or otherwise related to, retained by, or working under the direction of Park Capital or vFinance in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the Offering, or (v) any untrue statement or alleged untrue statement of a material fact contained in any of the documents used in connection with or otherwise related to the Offering or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent such information was provided to the Company by Park Capital or vFinance for use in the Securities Purchase Agreement.

        (B)  Park Capital and vFinance each further agree that they will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company or any Company Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of the Company and each other Company Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) does not include any finding, concession, evidence or admission of any liability, wrongdoing of any nature, violation of any law, rule, regulation or the rights of any person or entity, which could be used in any way as, or deemed to be evidence of, an admission or concession that any person has or has not suffered any damage, and (iii) does not include any other term or condition that could be detrimental to, injure or adversely affect the business or reputation of a Company Indemnitee.

        (c)   Promptly upon receipt by any Indemnitee (which term includes a Placement Agent Indemnitee or a Company Indemnitee, as the context may require) of notice of any complaint or the assertion or institution of any claim with respect to which indemnification is being sought hereunder, such Indemnitee shall notify the Company and the Placement Agents in writing of such complaint or of such assertion or institution, but failure to so notify the Company or the Placement Agents shall not relieve the appropriate party from any obligation such party may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by such party of substantial rights and defenses, and such failure to so notify the Company or the Placement Agents will not in any event relieve the Company or the Placement Agents (as appropriate) from any other obligation or liability the Company or the Placement Agents may have to any Indemnitee otherwise than under this Agreement. If the Company or the Placement Agents (as appropriate) so elect or are requested by such Indemnitee, the Company or the Placement Agents (as appropriate) will assume the defense of such claim, including the employment of counsel reasonably satisfactory to such Indemnitee and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnitee reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnitee concludes that there may be legal defenses available to it or other Indemnitees that are different from or in addition to those available to the Company or the Placement Agents (as appropriate), then such Indemnitee may employ its own separate counsel to represent or defend it in any such claim and the Company or the Placement Agents (as appropriate) shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company or the Placement Agents (as appropriate) fail timely or diligently to defend, contest, or otherwise protect against any claim, the relevant Indemnitee shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by the Company or the Placement Agents (as appropriate) therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such claim or the compromise or settlement thereof. In any claim in which the Company or the Placement Agents (as appropriate) assume the defense, the Indemnitee shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

        (d)   To the extent any indemnification pursuant to the preceding paragraphs (or any of them) is prohibited or limited by law, the Company and the Placement Agents (as appropriate) agree to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 9 to the fullest extent permitted by law.

        (e)   (A) If (i) Park Capital or vFinance, other than by reason of their negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if Park Capital or vFinance are impleaded in any such action, proceeding or investigation by any person, or (ii) Park Capital or vFinance, other than by reason of their negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission ("SEC") against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if Park Capital is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Park Capital and/or vFinance, as the case may be, for their reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Park Capital and/or vFinance, as the case may be, that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), of Park Capital and/or vFinance, as the case may be, and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Park Capital and/or vFinance and any such affiliate and any such person.

        (B)  If (i) the Company, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder or affiliate of Park Capital and/orvFinance, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Company is impleaded in any such action, proceeding or investigation by any person, or (ii) the Company, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission ("SEC") against or involving Park Capital or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Company is impleaded in any such action, proceeding or investigation by any person, then in any such case, Park Capital and/or vFinance, as the case may be, will reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of Park Capital and/or vFinance, as the case may be, under this section shall be in addition to any liability which Park Capital and/or vFinance, as the case may be, may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Company that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of the Company and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Park Capital or vFinance and any such affiliate and any such person.

        (f)    (A) Should Park Capital, vFinance or any of their directors, officers, partners, shareholders, agents or employees, other than by reason of its or their negligence or willful misconduct, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the engagement of the Placement Agents under this Agreement, the Company agrees to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith, payable in advance.

        (B)  Should the Company, or any of its directors, officers, partners, shareholders, agents or employees, other than by reason of its or their negligence or willful misconduct, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the engagement of the Placement Agents under this Agreement, the Placement Agents agree severally and not jointly to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith, payable in advance.

        (g)   The Company and Park Capital and vFinance each hereby consent to personal jurisdiction and service and venue in any court in which any claim which is subject to this Agreement is brought against any Indemnitee.

        (h)   All the terms set forth in this Section 9 shall apply severally and not jointly to Park Capital and vFinance, as may be applicable.

        10.   The parties anticipate September 30, 2003 to be the final Closing Date of the Offering, however the parties may extend the Offering date upon mutual agreement without notice to the investors. The provisions of Section 9 of this Agreement shall survive the term of this Agreement.

        11.    Closing; Placement and Fees.

        (a)    Conditions to the Placement Agent's Obligations.    The obligations of the Placement Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement and the Securities Purchase Agreement, and, as of the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (i)    No Material Misstatements.    The Company's public filings ("SEC Documents") do not contain an untrue statement of a fact, which in the opinion of the Placement Agents, is material, or omit to state a fact, which, in the opinion of the Placement Agents, is material and is required to be stated therein, or is, in the opinion of the Placement Agents, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii)    Compliance with Agreements.    The Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Securities Purchase Agreement at or prior to each Closing;

          (iii)    Corporate Action.    The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of the SEC Documents by the Company, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of the SEC Documents, the performance by the Company of its obligations hereunder and the Offering contemplated hereby;

          (iv)    Opinion of Counsel to the Company.    The Placement Agents shall have received an opinion of counsel to the Company with respect to the fact that the securities sold in the offering are (or will be) legally and validly authorized, fully-paid, and non-assessable, stating that each of the Investors may rely thereon as though addressed directly to such Investor, dated as of each Closing Date; and

          (v)    Officer's Certificate.    The Placement Agents shall receive an Officer's Certificate, signed by the appropriate parties and dated as of the Closing Date. These certificates shall state, among other things, that the representations and warranties contained herein hereof are true and accurate in all material respects at such Closing Date with the same effect as though expressly made at such Closing Date.

        12.    Press Releases, Etc.    Except as otherwise required by applicable law or the rules of a regulatory body, the Company shall not, during the period commencing on the date hereof and ending thirty (30) days after the Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, their financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Placement Agents except in the ordinary course of business and not for the purpose of soliciting any interest in the Offering.

        13.    Liability of Placement Agents:    (a) The Company acknowledges that all opinions and advice (written or oral) given by the Placement Agents to the Company in connection with the engagement of the Placement Agents are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Placement Agents to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to the Placement Agents, or use the name of Park Capital of vFinance in any annual reports or any other reports or releases of the Company without the prior written consent of Park Capital of vFinance, as the case may be.

        (b)   The Placement Agents represent to the Company that they are broker-dealers registered as such under the Securities Exchange Act of 1934 and applicable state laws, and they are members in good standing of the

National Association of Securities Dealers, Inc. Each of the Placement Agents further represents and warrants to the Company that they will cause the Offering to be conducted in a manner in compliance with all applicable laws governing offerings to accredited investors only. In that connection, the Company and the Placement Agents understand that the Company has recently filed a registration statement with the Securities and Exchange Commission for the registration of shares being offered by the Company and certain selling securityholders.

        14.   The Company agrees not to use the name of either of the Placement Agents in any written document used externally without their prior consent, which shall not be unreasonably withheld, except as otherwise required by law. The Placement Agents recognize that the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and consequently will be required to make all disclosures required by or that the Company deems is appropriate under the Securities Exchange Act of 1934 and the rules and regulations thereunder.

        15.   (A) The Company hereby represents and warrants to the Placement Agents that all representation and warrantees made in the Securities Purchase Agreement shall be true and correct as of each closing date.

        (B)  To the extent the Securities Purchase Agreement contains any representations and warranties by the Placement Agents (including, without limitation, with respect to the plan of distribution, the manner of the Offering, and other similar sections), they each hereby represent and warrant to the Company that all representation and warrantees made by them in the Securities Purchase Agreement shall be true and correct as of each closing date.

        16.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. The parties hereby irrevocably submit to the exclusive jurisdiction of the Courts of the State of New York. The Company and the Placement Agents hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

        17.   This Agreement shall be binding upon and inure to the benefit of Park Capital, vFinance and the Company and each of their successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other.

        18.   Park Capital, vFinance or the Company may terminate this Agreement at any time after September 30, 2003, if the minimum amount of $250,000 is not raised and anytime after October 10, 2003, if the maximum of $1,200,000 is not raised, but the Company must close on the funds received in escrow if the gross amount is more than $250,000 on or before September 30, 2003.

        19.   Nothing herein shall restrict or otherwise limit Park Capital or vFinance from performing similar or dissimilar services for any other private or publicly listed companies or for its own account. The provisions of this paragraph 19 shall be enforceable to the fullest extent permitted by law.

        20.   Once the minimum of $250,000 is raised and the initial closing takes place, each of the Placement Agents severally shall provide non-exclusive consulting services to the Company up to and including March 30, 2004 under a separate agreement to be negotiated by the parties. Although each of the Placement Agents shall be obligated to render the advice contemplated by this Agreement upon reasonable request of the Company, each of the Placement Agents shall not be obligated to spend any specific amount of time in so doing. Each of the Placement Agents' duties may include but will not necessarily be limited to, providing recommendations concerning

    (a)
    changes in the capitalization of the Company;

    (b)
    changes in the Company's corporate structure;

    (c)
    offerings of securities in public and private transactions;

    (d)
    alternative uses of corporate assets;

    (e)
    structure and use of debt;

    (f)
    sales of stock by insiders pursuant to Rule 144 or otherwise;

    (g)
    strategic relationships; and

    (h)
    mergers and acquisitions.

        In consideration of these services the Company has agreed that the Placement Agent shall receive the fees set forth in Section 6 of this Agreement. Except as contemplated by the terms hereof or as required by applicable law, the Placement Agents shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as the Placement Agents determine to have a need to know.

        21.   This Agreement, including Exhibit A attached hereto and made a part hereof, embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements or understandings, oral or written, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Company, Park Capital and vFinance. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document and a facsimile copy of a signed counterpart shall be deemed an original.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

PARK CAPITAL SECURITIES, LLC
By:	/s/ Philip Orlando
	Name:	Philip Orlando
	Title:	President and CEO
vFINANCE, INC.
By:	/s/ Richard Rosenblum
	Name:	Richard Rosenblum
	Title:	Senior Vice President
ISONICS CORPORATION
By:	/s/ Boris Rubizhevsky
	Name:	Boris Rubizhevsky
	Title:	Senior Vice President

EXHIBIT A

        IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NO FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS RECOMMENDED THESE SECURITIES. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS TRANSACTION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ISONICS CORPORATION

SALE OF COMMON STOCK AND WARRANTS

SUMMARY OF TERMS

Issuer:	Isonics Corporation (the "Company").

Placement Agents:	Park Capital Securities, LLC ("Park Capital") and vFinance, Inc. ("vFinance")
Amount of Financing:	A minimum of $250,000 and a maximum of $1,200,000 (the "Offering").
Type of Securities:	A unit consisting of five (5) shares of Common Stock and three (3) Warrants.

Each Warrant will have an exercise price of $1.25 and will entitle the Warrant holder to receive one (1) share of Common Stock. The Warrants if not exercised sooner will expire on December 31, 2005. The Warrants are redeemable by the Company at $.10 per share if the underlying Common Stock trades at or above $3.75 for any 20 trading days in a 30 consecutive trading day period.
Offering Price:	The Offering Price per unit will be $4.00
Anticipated Closing Date:	September 30, 2003, for closing on the $250,000 minimum and October 10, 2003, for closing on balance of up to $1,200,000 gross proceeds in the Offering.
Distribution of Stock Certificates and Warrants:	Subsequent to the final Closing and receipt of original signatures on all required documents from investors, the Company will distribute all stock certificates and warrants to the investors.
Use of Proceeds:	General working capital.
Accredited Investors:	Neither Park Capital nor vFinance will solicit any person in connection with the Offering who is not known to Park Capital or vFinance to be an accredited investor.
Purchase Agreement:
The investment will be made pursuant to a securities purchase agreement reasonably acceptable to the Company and the investors, which securities purchase agreement will contain, among other things, appropriate representations and warranties of the Company, covenants of the Company reflecting the provisions set forth herein and appropriate conditions of Closing. Additionally, the investors will make such representations and warranties as are customary in transactions of this kind, including, without limitation, representations regarding due organization, authorization, purchase for investment and not for resale or distribution, and investment experience. Park Capital and vFinance will offer, and the Company will sell the securities to accredited investors only pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.
Placement Fees:
In connection with the Offering, the Company will pay to Park Capital a placement fee on investments made by investors who are Park Capital clients in this Offering. The fee shall consist of a cash payment equal to ten percent (10%) of the amount of such investment.

In connection with the Offering, the Company will pay to vFinance a placement fee on investments made by investors who are vFinance clients in this Offering. The fee shall consist of a cash payment equal to ten percent (10%) of the amount of such investment.
Registration:
The Company shall use its best efforts to ensure that a registration statement (the "Registration Statement") is filed on or before thirty (30) calendar days after the final Closing Date of the Offering as described in paragraph 10 of the Placement Agent Agreement (which date is referred to herein as the "Registration Filing Deadline"). The Registration Statement will include for resale by the holders in accordance with the plan of distribution set forth therein the Common Stock included within the Units and the Common Stock underlying the Warrants (the "Registrable Securities"), but not the Warrants themselves. In the event the Registration Statement covering this Offering is not filed on or before the Registration Filing Deadline, the Company shall pay the Investor, as liquidated damages, 2% of the purchase price of the units for every 30 calendar day period that the Registration Statement is not filed. No payment shall be required if the delay is ten days or less; the liquidated damages will be 1% if the delay is more than ten days but not more than twenty days.

The Company shall use its best efforts to cause such Registration Statement to become effective no later than ninety (90) calendar days following the Registration Filing Deadline. In the event the Registration Statement is not declared effective within ninety (90) calendar days following the Registration Filing Deadline (unless the delay was caused by the failure of any person named in the Registration Statement as a selling securityholder to provide the Company with information regarding the selling securityholder necessary to be included therein or to agree to a customary cross indemnification agreement), the Company shall pay the Investor, as liquidated damages, 2% of the purchase price of the units for every 30 calendar day period, or portion thereof, that the registration statement is not declared effective. No payment shall be required if the delay is ten days or less; the liquidated damages will be 1% if the delay is more than ten days but not more than twenty days. Any liquidated damages shall be paid in cash or freely trading common stock at the Company's option, and such damages shall continue until the obligation is fulfilled, subject to a maximum of 12 months from the Closing Date.
The Company shall respond to all SEC comments promptly, and will keep Park Capital and vFinance advised with respect to the SEC's review of the Registration Statement.

The Company agrees to make such filings as are necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the first date on which no Warrants remain unexercised or unexpired or (ii) the date all shares of Common Stock and shares of Common Stock underlying the Warrants, purchased by the investors in this Offering, may be sold under Rule 144 without volume limitations.

The Company shall bear registration expenses of the Registration Statement and its counsel shall prepare and file the Registration Statement. Park Capital, vFinance and any other person for whom Registrable Securities are included in the Registration Statement will bear their own expenses. Each such person will also provide the Company with information regarding "Selling Securityholders" and "Plan of Distribution" and other information required to be included about them, their stock and warrant ownership, and otherwise that is necessary to be included in the Registration Statement. Park Capital and vFinance understand that they and persons associated with them will likely be considered to be underwriters by the SEC and the SEC will likely require this disclosure in the Registration Statement. The Company and each person for whom Registrable Securities are included in the Registration Statement will enter into mutual indemnification agreements.
Share Issuance:
At all times, the Company shall keep available Common Stock duly authorized for issuance against the Warrants. If at any time, the Company does not have available an amount of authorized and unissued Common Stock necessary to satisfy the full exercise of the then outstanding Warrants, the Company shall call and hold a special meeting within 30 days of such occurrence, for the purpose of increasing the number of shares authorized. Management of the Company shall recommend to shareholders, officers and directors to vote in favor of increasing the number of common shares authorized.
Legal Fees:
The Company agrees to pay for legal expenses in the amount of $7,500 associated with document preparation, review of the Registration Statement to be prepared by the Company's counsel and all amendments thereto. $2,500 shall be payable immediately prior to document preparation and the balance of $5,000 shall be payable upon funding of the first funds to be released from escrow and shall not be payable unless at least $250,000 is released from escrow.
Escrow:
Wachovia Bank shall act as Escrow Agent and the Company shall be responsible for escrow fees which will be assessed in accordance with a schedule to be provided by Wachovia Bank before the Company has any binding obligation of any nature to Park Capital or to Wachovia Bank.

Blue Sky Laws:
Counsel for Park Capital shall be responsible for filing the necessary forms for Blue Sky filings for the Offering with New York and two additional states, but the Company shall be responsible for all filing fees and fees for specific consents for the service of process. The Company will pay Park Capital's counsel for each state thereafter the amount of $500 plus all filing fees and fees for specific consents for the service of process. The Company's counsel shall prepare and file the Form D. The Company, Park Capital and vFinance agree that no sales will be made to any Investor in a state in which the Blue Sky filing requires that the Company generally consent to the service of process as a condition of Blue Sky qualification, or that may impose an escrow or other requirements on the Company or its affiliates of the sort that are generally referred to as "merit requirements". Counsel for Park Capital and vFinance will provide counsel to the Company with copies of all communications to and from any blue sky administrator relating to this Offering prior to submitting to any such blue sky administrator, and promptly after receipt from any blue sky administrator.
Notice and Convertibles:
The Company agrees to give Park Capital and vFinance written notice of any financing that it closes until the earlier of (a) ninety (90) calendar days following the date the Registration Statement is declared effective or (b) eighteen (18) calendar months following the date closing of the Offering, the earlier of (a) and (b) being referred to as the "Notice Period". Such written notice shall include the amount of the financing, the date the closing of the financing occurred, the names of the investors and the general terms of the financing.

The Company agrees that during the Notice Period it (i) shall not enter into any other financing transactions with other investors prior to December 31, 2003, (except with respect to financing that is currently being negotiated through Quivira Venture Partners and its affiliates); (ii) shall not enter into any convertible financing, equity line financing, common stock with a reset financing or warrant with a reset financing and (iii) shall not sell any common stock, warrants, units or preferred stock for less than $.80.
Regulation D Offering:
The Securities offered hereby have not been registered under the Securities Act of 1933 as amended, or any State Securities Laws and are being offered and sold in reliance on exemptions from the Registration requirements of such laws for sales of securities to accredited investors only. The Securities are subject to the restrictions of transferability and resale and may not be transferred or resold except as permitted under such laws pursuant to registration or an exemption therefrom. The Securities have not been approved or disapproved by the Securities and Exchange Commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of the offering materials. Any representation to the contrary is unlawful.
Legal Compliance:
The Company, Park Capital and vFinance understand that the Company has recently filed a registration statement with the Securities and Exchange Commission for the registration of shares being offered by the Company and certain selling securityholders. Counsel for the Company, Park Capital and vFinance will review these issues before commencing on any aspect of the Offering to determine whether the Offering can be completed in the light of the guidance given by the Securities and Exchange Commission in Current Issues and Rulemaking Projects (Div. Corp. Fin. At §VIII.A.9 (pg 55), "Integration of Registered and Unregistered Offerings", Rel. 33-7606A; and Black Box, Inc., (SEC No Act. Pub. Avail. 6/26/1990) and their progeny.

To the extent that Park Capital and vFinance undertake the Offering, they will do so in compliance with all laws, rules, and regulations applicable to the conduct and completion of an offering to a limited number of accredited investors only.

Mutual Indemnification:
The Company, Park Capital and vFinance will enter into a mutual indemnification agreement that is appropriate to these circumstances. Such indemnification agreement may be included in the Purchase Agreement discussed above or in a separate agreement.
Non-binding Term Sheet:
This term sheet is not binding on the parties. The Securities Purchase Agreement between the Company and the accredited investors, and a Placement Agent Agreement between the Company, Park Capital and vFinance, when prepared and executed, will be binding upon the parties.
ISONICS CORPORATION		PARK CAPITAL SECURITIES, LLC
By:	/s/ Boris Rubizhevsky	By:	/s/ Philip Orlando
	Name: Boris Rubizhevsky Title: Senior Vice President		Name: Philip Orlando Title: President and CEO
vFINANCE, INC.
		By:	/s/ Richard Rosenblum
Name: Richard Rosenblum Title: Senior Vice President

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  Exhibit 10.12